UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2011

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Pursuant to the Underwriting Agreement entered into on June 22, 2011 between ECOtality, Inc. (the “Company”) and Roth Capital Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”), the Company granted the Underwriters a 30-day option to purchase up to 1,275,000 shares of common stock to cover over-allotments.  On July 7, 2011, the Underwriters exercised their over-allotment option in full and purchased 1,275,000 shares of common stock from the Company at a purchase price of $2.50 per share.  Gross proceeds to the Company were approximately $3.2 million.

On July 7, 2011, the Company issued a press release announcing the exercise of the over-allotment option.  A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 28, 2011.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release dated July 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	July 8, 2011
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	July 8, 2011
H. Ravi Brar

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release dated July 7, 2011